UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                     December 4, 1995
------------------------------------------------
  Date of Report (Date of earliest event reported)



           Harnischfeger Industries, Inc.
--------------------------------------------------------
      (Exact name of registrant as specified in its charter)



   Delaware                1-9299             39-1566457
------------------------------------------------------
(State or other          (Commission         IRS Employer
 jurisdiction of           File Number)
Identification No.
 incorporation)



       13400 Bishops Lane, Brookfield, Wisconsin 53005

---------------------------------------------------------
          (Address of principal executive offices)


                    (414) 671-4400
----------------------------------------------------
(Registrant's telephone number, including area code)



----------------------------------------------------
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On December 4, 1995, a wholly-owned subsidiary of Harnischfeger Industries, Inc. (the "Company") acquired substantially all of the stock of Dobson Park Industries plc ("Dobson") following an offer to purchase all of the outstanding shares of Dobson at a price of 130 pence per share. The transaction was valued at approximately $330 million, plus the assumption of approximately $40 million of net debt. Initial payment came from a short-term bridge financing facility arranged specifically for this acquisition, issuance of commercial paper, other short-term facilities and available cash. It is expected that up to $150 million of these borrowings will be replcaced with the issuance of 30-year debt securities under the Company's shelf registration.

Dobson is a manufacturer of mining equipment, industrial electrical control systems, toys and plastics. Dobson's principal subsidiary, Longwall International, is engaged in the manufacture, sale and service of mining equipment for the international underground coal mining industry.
Its principal products include electronically controlled hydraulic roof support systems, armored face conveyours, pumps and belt conveyor components and systems.

Item 7.  Financial Statements and Exhibits

Filed with this Current Report on Form 8-K are financial statements of Dobson for the periods specified in Rule 3-
05(b) of Regulation S-X. Pro forma financial information relative to the acquisition of Dobson required pursuant to Article 11 of Regulation S-X and the Company's five-year historical Computation of Ratio of Earnings to Fixed
Charges are filed on a separate Current Report on Form 8-
K, also dated December 4, 1995(filed on December 11,
1995.

The following financial statements and exhibits are filed as part of this report:


(a)  Financial statements of businesses acquired
     (1) Financial statements of Dobson Park Industries plc as of and for the period(s) ending September
        30, 1995 and 1994, in accordance with Rule 3-05 of Regulation S-X

(c)  Exhibits

     Exhibit
     Number    Exhibit
     ------     --------------------------
     23(c)      Consent of Price Waterhouse
















DOBSON PARK INDUSTRIES




ANNUAL REPORT AND ACCOUNTS
1995








DOBSON PARK INDUSTRIES plc
----------------------------------------
CONTENTS
---------------







Page

3         Directors' Report

5         Profit and Loss Account

6         Balance Sheets

7         Cash Flow Statement

8         Statement of Total Recognised Gains and
Losses

8         Note of Historical Cost Profits and Losses

9         Accounting Policies

10        Notes on the Accounts

25        Principal Subsidiary and Associated Companies

26        Auditors' Report

























                          DIRECTORS' REPORT




The Directors present their report and the Group accounts of Dobson Park Industries plc for the 52 weeks ended 30
September 1995.

1  Principal Activities
Dobson Park Industries plc is the parent company of a number of companies engaged in the manufacture of mining equipment, industrial electronic test, measurement and control systems and components, toys and specialised precision plastic components for the pharmaceutical and other industries.

2  Results for the Year and Dividends
On 17 January 1995 the recommended offer for the 41.1% of the Group's associated company, Longwall International
Limited ("Longwall") not already owned by the Group, was declared unconditional and, with effect from this date, Longwall has been consolidated as a wholly owned subsidiary. Further financial information on this acquisition is set out in Note 1 to the accounts.

On 14 November 1995 the recommended offer by Harnischfeger Industries, Inc for the whole of the share capital of Dobson Park Industries plc became unconditional. As such, Harnischfeger Industries, Inc became the ultimate parent undertaking.

Group turnover was GBP269.7m (1994 : GBP100m) which includes GBP163.9m from Longwall International for the period from 17 January 1995 to 30 September 1995. Group profit, before tax, after provision for bid defence costs of GBP3.6m, was GBP11.2m (1994 : GBP10.5m). Full segmental information is set out in Note 2 on the accounts. After providing for dividends of GBP7.05m (1994
: GBP4.7m) an amount of GBP1.029m has been transferred from reserves (1994: GBP2.135m transferred to reserves).

An interim dividend of 1.20p per share (1994 : 1.20p) was paid on 14 August 1995 and a second interim dividend of 3.3p per share was paid on 10 November 1995. The
Directors do not recommend a final dividend (1994:
2.55p). Total dividends payable for 1995 amount to 4.5p per share (1994: 3.75p).

3  Directors
The Directors who served during the year were as follows:
A Kaye (resigned 24 November 1995)
A C Buckmaster (appointed 17 January 1995)
P L Crook
M E Fortnam
Dr H D Murdoch (resigned 31 January 1995)
A C Taylor
D Bucks (resigned 23 November 1995)
T M Curtis (appointed 9 November 1994 and resigned 23
November 1995)
C A Lomberg (resigned 9 November 1994)
Dr A K Watkins (resigned 24 November 1995)



The following were appointed on 24 November 1995 :
J C Benjamin
F M Corby Jnr
J T Grade
J N Hanson
K T Lundgren

Directors' interests in the share capital of the Company and options to subscribe for ordinary shares are shown in note 19 on the accounts. No Director had an interest at anytime during the period to 30 September 1995 in the share capital of the subsidiary companies.

Mr M E Fortnam retires by rotation at the Annual General
Meeting and, being eligible, offers himself for re-election; the unexpired portion of Mr M E Fortnam's service contract is two years. Mr J T Grade, Mr J N
Hanson, Mr F M Corby Jnr, Mr K T Lundgren and Mr J C
Benjamin retire at the Annual General Meeting in accordance with the Articles of Association, and being eligible, offer themselves for re-election; none of these Directors has a service contract.

Throughout the year, the Company maintained a directors and officers liability insurance policy providing insurance cover for directors and other officers of Group companies, including those of the Company, against liabilities that they may incur personally as a consequence of claims made against them alleging breach of duty or other wrongful acts or omissions in their capacity as directors or officers.

4  Employees
The Group has established both formal and informal procedures for consulting its employees and their trade unions and for keeping them informed on a regular basis about the business in which they work. The Group's performance, the current and prospective work loads and employment prospects, are amongst matters of common interest which are reviewed.

The Dobson Park Pension Scheme is open to all eligible UK employees with whom means of consultation are established through their relevant Pension Advisory Committee. The
Trustees report annually to members as to the state of the Scheme. There are 2,616 ex-employees or their surviving dependants to whom pensions are paid.

5  Employment of Disabled Persons
It is the policy and practice of the Group to give full and fair consideration and encouragement to assist the employment of disabled persons and their training and career development where it is in the joint interest of the disabled persons and the Group to do so, and in applying such policies and practices to retain, wherever practicable, employees who become disabled. It is recognised that from time to time circumstances may require such policies and practices to be revised and they will accordingly be reviewed regularly. Due recognition will be given to advice from appropriate advisory bodies.

6  Charitable and Political Contributions
During the 52 weeks ended 30 September 1995 donations by the Group for charitable purposes in the United Kingdom amounted to GBP13,037 (1994: GBP14,630). No contributions for political purposes were made during the period.

7  Responsibilities of Directors
The Directors are required by the Companies Act 1985 to prepare accounts for each financial year which give a true and fair view of the state of affairs of the Company and of the Group as at the end of the financial year and of the profit or loss of the Group for the financial year.

The Directors have responsibility for ensuring that the Company and the Group keeps accounting records which disclose with reasonable accuracy the financial position of the Company and the Group and which enable them to ensure that the accounts comply with the Companies Act
1985.

The Directors have general responsibility for taking such steps as are reasonably open to them to safeguard the assets of the Company and the Group and to prevent and detect fraud and other irregularities.

The Directors confirm that in preparing the accounts on pages 5 to 25, they have selected appropriate accounting policies which have been consistently applied and supported by reasonable and prudent judgements and estimates, and that all applicable accounting standards have been followed.

After making enquiries, the Directors have a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the accounts.

8  Auditors
Price Waterhouse, Chartered Accountants, are willing to continue in office as auditors of the Company and resolutions will be submitted to the forthcoming Annual
General Meeting that they be re-appointed and that the Directors be authorised to fix their remuneration.



By order of the Board





JWRT Middleton, Secretary

Wigan

6 December 1995

Registered Office:

Dobson Park House
Manchester Road
Ince
Wigan
    WN2 2 DX

Registered Number : 951411

Consolidated Profit and Loss Account


For the 52 weeks ended 30 September 1995              Note         1995
                                                     ------
                                                                   GBP000

Turnover
Acquisitions - Longwall International                  1           163,877
Continuing operations - other businesses                           105,814
                                                                  ---------

Cost of sales


Gross profit
Distribution costs
Administrative expenses (including bid
  defence costs of GBP3.6m)


Operating profit:
Acquisitions - Longwall International                   1            10,419
Continuing operations - other businesses
(after charging bid defence costs of GBP3.6m)                           784
                                                                    ---------
Total operating profit

Share of profits of associated companies:
     Longwall International                             1             1,467
     Other                                                              455
                                                                     ---------




Net operating income
 Profit on sale of land and buildings


Profit on ordinary activities before
 interest

 Net interest payable                                       3

 Profit on ordinary activities before
  taxation                                                  4
 Tax on profit on ordinary activities                       6

 Profit on ordinary activities after
  taxation                                                  7
  Dividends                                                 8


  Transfer (from)/to reserves                              20



  Earnings per share                                        9
Adjustment to eliminate bid defence costs


Adjusted earnings per share

The above results all derive from continuing operations.

Consolidated Profit and Loss Account


For the 52 weeks ended 30 September 1995               Note        1995
                                                       -----
                                                                   GBP000

Turnover
 Acquisitions - Longwall International                   1
Continuing operations - other businesses
                                                                    269,691
Cost of sales                                                      (192,698)
                                                                    ---------

Gross profit                                                         76,993
Distribution costs                                                  (25,976)
Administrative expenses (including bid
    defence costs of GBP3.6m)                                       (39,814)


Operating profit:
Acquisitions - Longwall International                     1
Continuing operations - other businesses
(after charging bid defence costs of GBP3.6m)

Total operating profit                                                11,203

Share of profits of associated companies:
     Longwall International                               1
     Other

                                                                        1,922
                                                                      ---------

Net operating income                                                   13,125
 Profit on sale of land and buildings                                       -
                                                                      ----------
Profit on ordinary activities before
 interest                                                              13,125

 Net interest payable                                   3              (1,900)
                                                                      -----------
 Profit on ordinary activities before
  taxation                                              4              11,225
 Tax on profit on ordinary activities                   6             (5,204)
                                                                       ---------
 Profit on ordinary activities after
  taxation                                              7               6,021
  Dividends                                             8              (7,050)
                                                                      ---------

  Transfer (from)/to reserves                          20             (1,029)
                                                                     ---------
                                                                           p

  Earnings per share                                    9                4.05
Adjustment to eliminate bid defence costs                                2.42
                                                                      --------

Adjusted earnings per share                                              6.47
                                                                     ---------

The above results all derive from continuing operations.



Consolidated Profit and Loss Account


For the 52 weeks ended 30 September 1995                     Note      1994
                                                            ------
                                                                     GBP000
Turnover
 Acquisitions - Longwall International                       1
Continuing operations - other businesses

                                                                     99,973
Cost of sales                                                       (62,503)
                                                                     -------

Gross profit                                                         37,470
Distribution costs                                                  (17,167)
Administrative expenses (including bid
  defence costs of GBP3.6m)                                         (14,526)
                                                                    ---------

Operating profit:
Acquisitions - Longwall International                          1          -
Continuing operations - other businesses
(after charging bid defence costs of GBP3.6m)                         5,777
                                                                     ---------
Total operating profit                                                5,777
                                                                     ---------
Share of profits of associated companies:
     Longwall International                                   1       4,353
     Other                                                              434
                                                                      ---------

                                                                       4,787
                                                                       --------

Net operating income                                                  10,564
 Profit on sale of land and buildings                                    448
                                                                      -------
Profit on ordinary activities before
 interest                                                             11,012

 Net interest payable                                         3         (502)
                                                                      --------
 Profit on ordinary activities before
  taxation                                                    4       10,510
 Tax on profit on ordinary activities                         6       (3,678)
                                                                    -------
 Profit on ordinary activities after
  taxation                                                    7        6,832
  Dividends                                                   8       (4,697)
                                                                     ------

  Transfer (from)/to reserves                                20        2,135
                                                                       ------
                                                                           p

  Earnings per share                                          9         5.27
Adjustment to eliminate bid defence costs                                  -
                                                                       ------

Adjusted earnings per share                                             5.27
                                                                       ------

The above results all derive from continuing operations.

Balance Sheets

30 September 1995               The Group
                   Note     1995      1994
                         GBP000    GBP000
Fixed Assets
  Intangible assets  10       1,476     1,481
  Tangible assets 11        50,332      24,141
  Investments     12        2,602     23,892
                         ----------   ---------
                         54,410    49,514
                         ----------   ---------

Current Assets
  Stocks               13      66,064      19,739
  Debtors           14        91,166       31,833
Short term deposits             14,759     7,049
Cash at bank and in hand      10,369       3,545
                         --------- ----
                            182,358     62,166
                         --------- ----
Current Liabilities
  Creditors: amounts
   falling due within
   one year            15        (156,276)         (44,295)
                         --------- -----
Net Current Assets
  /(Liabilities)              26,082       17,871
                            ---------      -------

Total Assets Less
  Current Liabilities         80,492       67,385

Other Liabilities
  Creditors: amounts falling
  due after more
  than one year        15         (3,870)     -
  Provisions for liabilities
   and charges         17        (8,698)     (2,634)
                         -----------  -----
Net Assets                           67,924     64,751
                         -----------  -------
Capital and Reserves
  Called up share capital 18     15,668      12,527
  Share premium account   20     27,945      12,240
  Capital reserves     20      -      7,940
  Revaluation reserve  20      5,828       5,828
  Profit and loss account 20     18,483      26,216

                         --------- ----
Shareholders' Funds           67,924       64,751
                            ---------      --------

Approved by the Board of Directors on 6 December 1995
A C BUCKMASTER, GROUP CHIEF EXECUTIVE

A C TAYLOR, FINANCE DIRECTOR

Balance Sheets

30 September 1995             The Company
                   Note          1995        1994
                    -------        GBP000    GBP000

Fixed Assets
  Intangible assets    10            -       -
  Tangible assets      11           173          90
  Investments          12              185,101      157,230
                              ---------      --------
                               185,274       157,320
                              ---------      --------

Current Assets
  Stocks               13          -                -
  Debtors           14           5,723       5,323
Short term deposits                13,200           4,800
Cash at bank and in hand          572        2,509
                              --------       --------
                              19,495       12,632
                         --------       --------
Current Liabilities
  Creditors: amounts
   falling due within
   one year            15          (40,465)       (23,411)
                              --------       --------
Net Current Assets
  /(Liabilities)                 (20,970)       (10,779)
                              --------       --------

Total Assets Less
  Current Liabilities            164,304        146,541

Other Liabilities
  Creditors: amounts falling
  due after more
  than one year        15          (29,461)     (30,242)
  Provisions for liabilities
   and charges         17          (124)         (136)
                              --------       -------
Net Assets                        134,719       116,163
                              --------       --------
Capital and Reserves
  Called up share capital 18       15,668       12,527
  Share premium account   20       27,945       12,240
  Capital reserves     20         49,380        49,380
  Revaluation reserve  20           -           -
  Profit and loss account 20       41,726       42,016
                              --------       --------
Shareholders' Funds              134,719        116,163
                              --------       --------

Approved by the Board of Directors on 6 December 1995
A C BUCKMASTER, GROUP CHIEF EXECUTIVE

A C TAYLOR, FINANCE DIRECTOR

Cash Flow Statement

For the 52 weeks ended 30 September 1995
                                   1995
                     Note             GBP000
Net cash inflow from
  operating activities    22.1             14,049

Returns on investments and
servicing of
finance
  Interest received                     763
  Interest paid                       (2,508)
  Dividends from
   associated companies              74
  Dividends paid                      (5,003)
                                 -------

Net cash outflow from
  returns on investments
  and servicing of finance                 (6,674)

Corporation tax (paid)/recovered           (3,489)

Investing activities
  Payments to acquire intangible
   fixed assets                    (456)
  Payments to acquire tangible
   fixed assets                       (5,188)
  Purchase of investments          (256)
  Purchase of businesses,
   including bank
   borrowings assumed:
Longwall International       1       (30,543)
Other businesses            22.5      (1,494)
  Receipts from sales of
   tangible fixed assets       114
  Proceeds from sale of
   businesses, net of bank
   balances transferred               -
                              -----

Net cash outflow from
  investing activities                    (37,823)
                                      -------
Net cash (outflow)/inflow
  before financing                   (33,937)

Financing            22.3
  Issue of ordinary
   share capital                      19,417
  Expenses paid in connection
   with share issues               (642)
  Loans repaid                  (5)                            -
                                 -------

Net cash inflow from financing             18,770
                                     --------
(Increase)/reduction in net
  bank borrowings         22.2            (15,167)
                                      -------

Cash Flow Statement

For the 52 weeks ended 30 September 1995
                                   1994
                         Note              GBP000
                        ------
Net cash inflow from
  operating activities    22.1              9,383

Returns on investments and
servicing of finance
  Interest received            501
  Interest paid                       (1,005)
  Dividends from associated
   companies                    90
  Dividends paid                      (4,573)
                                 -------
Net cash outflow from returns on
investments and servicing of finance       (4,987)

Corporation tax (paid)/recovered         472

Investing activities
  Payments to acquire
   intangible fixed assets         (363)
  Payments to acquire
   tangible fixed assets         (4,850)
  Purchase of investments             -
  Purchase of businesses,
    including bank borrowings assumed:
Longwall International       1        -
Other businesses            22.5      (2,641)
  Receipts from sales of tangible
   fixed assets                        2,740
  Proceeds from sale of businesses,
   net of bank balances transferred         1,344
                                --------

Net cash outflow from investing
  activities                          (3,770)
                                     --------
Net cash (outflow)/inflow
  before financing                     1,098

Financing                 22.3
  Issue of ordinary share capital     5
  Expenses paid in connection
   with share issues                  -
  Loans repaid                   -
                                 -------

Net cash inflow from financing             5
                                       ------
(Increase)/reduction in
   net bank borrowings    22.2              1,103
                                      -------

Statement of Total Recognised Gains     1995      1994
  and Losses                     GBP000         GBP000
Profit on ordinary activities
  after taxation                   6,021         6,832
Currency translation adjustments on
  foreign currency net investments    37     (584)
                                  ------         ------
Total gains and losses recognised since
  last annual report                    6,058     6,248
                                  ------         ------

Note of Historical Cost Profits
  and Losses                  1995      1994
                                 GBP000         GBP000

Reported profit on ordinary
  activities before taxation          11,225         10,510
Realisation of property revaluation
  gains of earlier years         -          1,071
                                --------       --------

Historical cost profit on ordinary
  activities before taxation          11,225         11,581
                                --------       --------

Historical cost (loss)/profit
  for the year retained,
  after taxation and dividends       (1,029)          3,206
                                --------        -------

Accounting Policies

Convention and Basis of Consolidation
The accounts of the Company and of all its subsidiaries are included in the consolidated accounts and are prepared in accordance with the historical cost convention as modified by revaluations of freehold and leasehold properties and in accordance with applicable accounting standards. Sales between Group companies are excluded. The results of companies acquired or disposed of are accounted for from or to the effective date of acquisition or disposal.

Goodwill
The value of goodwill is not reflected in the Group balance sheet and premiums paid on acquisition of subsidiary and associated companies, representing the excess of purchase consideration over the fair values attributable to the net assets acquired, are accordingly written off to reserves in the year of acquisition.

Associated Companies
An associated company is one in which the Group is in a position to exercise a significant influence, without having voting control, over the financial and operating policy decisions of that company. Income from investments in associated companies represents the Group's share of profits of the associated companies.
All the Group's associated companies are related companies for the purposes of the Companies Act 1985.
Investments in associated companies are shown in the Group's accounts at the Group's share of net tangible assets on the date of acquisition together with the Group's share of retained profits or losses since the date of acquisition but are shown in the Company's accounts at cost less any amounts written off.

Foreign Currencies
The results and net assets of overseas subsidiary companies are translated at closing rates of exchange.
Translation differences arising on foreign currency loans and forward contracts which finance and hedge investments in overseas subsidiaries are offset against the differences arising on the retranslation at closing rates of the opening net assets of those subsidiaries and the resulting translation differences are accounted for through reserves. Assets and liabilities of United
Kingdom companies denominated in foreign currencies are also translated at closing rates but resulting translation differences, other than those relating to specific loans financing investments in overseas subsidiaries, are accounted for through the profit and loss account.

Turnover
Turnover is the amount derived from the provision of
goods and services falling within the Group's ordinary
activities after deduction of trade discounts, value
added tax and any other taxes based on the amounts so
derived.
Tangible Fixed Assets and Depreciation
Tangible fixed assets other than revalued properties are
shown at cost.  Depreciation of fixed assets is
calculated on a straight-line basis on cost or revalued
amounts over periods appropriate to their estimated
useful lives.  The normal annual rates of depreciation
are as shown below:
                                                    %
Buildings                                         2-4
Fixed plant, electrical and heating installations10-12
Factory and office fixtures, fittings and furnishings12
Tooling                                         16-33
Computers                                          20
Vehicles                                           25

Stocks
Stocks and work in progress are stated at the lower of cost, including attributable overheads to the stage of production reached, and estimated net realisable value.

Research and Development Expenditure
Expenditure on research and development is charged to the profit and loss account in the year in which it is incurred with the exception of expenditure on the development of certain major new product projects where the outcome of those projects is assessed as being reasonably certain as regards viability and technical feasibility. Such expenditure is capitalised and amortised over a period not longer than five years commencing in the year sales of the product are first made.

Deferred Taxation
Tax deferred or accelerated by the effect of timing differences is accounted for to the extent that a liability or asset is expected to crystallise. Full provision is made for the deferred tax implications of pension costs accounted for in accordance with SSAP 24.
No provision is made for taxation that would arise on the remittance of retained profits by overseas subsidiaries subsequent to the balance sheet date as there is no present intention to remit such retained profits.

Warranty Costs
Provision is made for the estimated cost of rectification of products sold by the Group still covered by unexpired contractual warranties by reference to past experience of warranty costs incurred.

Leasing
Payments under operating leases are charged to the profit and loss account in the year in which they are incurred.
Pension Costs and Post Retirement Benefits
Pension and other post retirement costs are charged to the profit and loss account at a consistent percentage of payroll costs and are subject to adjustment for any surplus or deficit arising from periodic actuarial valuations.
Notes on the Accounts
1  Mining Equipment

On 17 January 1995 the recommended offer for the 41.1% of the share capital of the Group's associated company, Longwall International Limited ("Longwall") not previously owned by the Group was declared unconditional and, with effect from this date, Longwall has been consolidated as a wholly owned subsidiary.

Longwall's net assets at 17 January comprised :

                                      GBP000
Tangible fixed assets                      27,077
Stocks                                37,665
Debtors                               49,405
Creditors and provisions             (62,274)
Bank and other borrowings
  (including loans of GBP3.932m)          (16,564)
Taxation, including deferred tax            1,254
                                     --------

Net assets                                 36,563
                                     --------

Net assets attributable to the 41.1% holding after taking into account the preference shares of GBP2m already owned by the Group and associated preference dividends of GBP
1.5m, were GBP13.5m, for which a cash consideration of GBP16.8m was paid. Under the terms of the offer, further consideration is payable up to a maximum of GBP9.3m.
Costs associated with this acquisition were GBP1.3m of which GBP0.2m were accrued at 30 September 1995.

The acquisition was funded by a 1 for 4 rights issue which raised GBP18.8m net of expenses (Note 18).

Goodwill of GBP13.9m has been charged against reserves in accordance with FRS 7 and includes provision for the deferred consideration of GBP9.3m which is included in creditors in the Group balance sheet at 30 September
1995.

Longwall's total turnover in the 12 months to 30
September 1995 was GBP235.3m (1994 : GBP224.6m) and profit before interest was GBP13.9m (1994 : GBP10.1m).

The profit before tax from Mining Equipment for the 52 weeks ended 30 September 1995 comprises :

                              1995      1994
                                 GBP000         GBP000
Share of profits of Longwall          1,467           4,353
Trading profits of Longwall
   from 17 January 1995               10,419         -
Other fees and rents, after
   depreciation,
   receivable from Longwall         554       655
                                 -------       --------
                                 12,440          5,008
                                 -------       --------

Longwall's operating profit for the period from 17
January 1995 to 30 September 1995 on turnover of
GBP163.9m was GBP10.4m after charging cost of sales of GBP125.1m, distribution costs of GBP7.4m and administrative expenses of GBP21.0m. Operating cash flow for this period was GBP9.6m.
Notes on the Accounts

2    Segmental Information            Turnover

2.1  Divisional Analysis             1995         1994
                                   GBP000         GBP000
  Continuing operations:
  Mining Equipment (Note 1)             163,877        -
  Industrial Electronics             86,262       79,013
  Toys and Plastics                  19,374       20,578
  Property and Investment Management     178       382
                                --------  --------
  Total                          269,691     99,973
                              =========      ====

2    Segmental Information          Profit Before Interest
                                        and Bid Defence Costs
2.1  Divisional Analysis           1995      1994
                                GBP000    GBP000
Continuing operations:
  Mining Equipment (Note 1)          12,440    5,008
  Industrial Electronics           3,980     4,718
  Toys and Plastics                 817      1,633
  Property and Investment Management  -      448
  Corporate expenses               (512)     (795)
                              --------- -----

  Total                         16,725         11,012
                                ======  ======

2    Segmental Information             Capital Employed

2.1  Divisional Analysis           1995      1994
                                GBP000       GBP000
  Continuing operations:
  Mining Equipment (Note 1)          59,321       26,852
  Industrial Electronics           36,615      32,153
  Toys and Plastics                11,792      12,311
  Property and Investment Management   903          1,952
  Corporate expenses                 -       -
                              --------  ---------
  Total                         108,631      73,268
                              ========  =========


Turnover and profit before interest include the results of the business of IRD Condition Monitoring Limited which was acquired in the year (Note 22.5).
Corporate expenses are reported after deducting the SSAP
24 pension adjustment of GBP0.842m (1994: GBP0.727m)
(Note 5.4).
Capital employed is stated before deducting Group net borrowings, proposed dividends, provisions for bid defence costs and deferred consideration, tax liabilities and excludes the SSAP 24 prepaid pension costs.

2.2  Geographical Analysis by Location

                                    1995
                                   Profit
                                   Before
                              Turnover    Interest*
                              GBP000      GBP000
Dobson Park and subsidiaries:
United Kingdom                  150,311      8,687
Sales to overseas subsidiaries     (60,442)
                           --------

United Kingdom                  89,869
Europe (other than UK)             14,598      579
United States of America        116,423      2,506
Canada                        1,699          8
Australasia                     35,487       2,073
  Africa                   11,615    950
                           ------- ----------
                            269,691     14,803
                           --------  ----------
Share of profits and assets of
Associated Companies:
United Kingdom                    -     1,411
United States of America          -     81
Australasia                       -       426
Africa                         -       4
                           --------- ------

                               -     1,922
                           ----------   ------

Total                           269,691      16,725
                           ----------   ------

* Profit before interest is stated before charging provision for bid defence costs of GBP3.6m.



                              Capital
                               Employed      Turnover
                              GBP000      GBP000
Dobson Park and subsidiaries:
United Kingdom                  16,954       44,221
Sales to overseas subsidiaries            (4,919)
                                --------
United Kingdom                          39,302
Europe (other than UK)             6,667       12,041
United States of America        60,547       46,705
Canada                        449    1,488
Australasia                     17,628        437
Africa                     4,272        -
                           --------     ----

                           106,517   99,973
                           --------     -----
Share of profits and assets of
Associated Companies:
United Kingdom                  2,114    -
United States of America          -         -
Australasia                      -        -
Africa                        -         -
                            -------- ------

                              2,114       -
                              -----     -------
Total                           108,631 99,973

                              ------ -------


                                1994
                                Profit
                                Before    Capital
                                Interest     Employed
                                GBP000    GBP000
Dobson Park and subsidiaries:
United Kingdom                     4,034     24,454
Sales to overseas subsidiaries


United Kingdom
Europe (other than UK)                654      5,408
United States of America           1,720     19,177
Canada                          (84)     543
Australasia                        (99)   26
Africa                          -       -
                                ------- -----

                                6,225   49,608
                                -----     -----
Share of profits and assets of
Associated Companies:
United Kingdom                     3,774    2,858
United States of America             (31)    14,113
Australasia                        882    5,280
Africa                          162     1,409
                                ------  ------

                                4,787   23,660
                                ------  ------

Total                              11,012    73,268
                                ------  ------






Notes on the Accounts


2.3  Turnover: Geographical
          Analysis by Destination
                         1995        1994
                         GBP000      GBP000
United Kingdom                       54,971    19,886
United States of America             116,656      42,791
Canada                           2,678    2,698
EC (other than
  United Kingdom)             22,791      19,063
Rest of Europe                      6,291      2,305
Australasia                         36,597     1,194
Africa                           13,710      1,239
Middle East                         1,650      1,271
Far East                            12,117     5,664
Central and South America        2,230    3,862
                         --------    --------

Total turnover              269,691  99,973
                         --------    ---------

3  Net Interest Payable
                           1995      1994
                           GBP000  GBP000
Interest payable on bank,
 loans, overdrafts and other loans:
repayable within 5 years,
  not by instalments            (2,515) (993)
repayable within 5 years,
  by instalments               (21)     (8)
repayable after 5 years         (127)      -
                         ----------- ------
Interest payable              (2,663)     (1,001)
Interest receivable           763    499
                         ----------- ------

Total net interest payable      (1,900) (502)
                         ----------- ------

                           1995      1994
4 Profit on Ordinary Activities
      Before Taxation         GBP000      GBP000
Stated after charging:
Amortisation of intangible
  fixed assets                461     370
Depreciation of tangible
  fixed assets                5,883  3,385
Research and development
  expenditure                 4303   5,172
Auditors' remuneration
  (including expenses)          380     205
Other fees paid to the auditors
    in the UK
   (excluding bid defence
    costs of GBP0.2m)         305    243
Operating lease rentals -
   plant and machinery          1,332   479
Operating lease rentals -
   other assets               2,884  1,857
Bid defence costs (including fees paid
   to the auditors of GBP0.2m)  3,600     -
                           ------- --------

On 1 September 1995 Harnischfeger Industries, Inc made a contested offer for the whole of the issued share capital of the company at 110p per share. On 27 October 1995 this offer was increased to 130.0p per share, which received the recommendation of the Board and became unconditional on 14 November 1995. Provision has been made for the costs of this defence amounting to GBP3.6m.


Notes on the Accounts

                              1995      1994
5 Employees                   GBP000    GBP000
5.1  Staff Costs Incurred
      by the Group:
Wages and salaries              66,110  29,253
Social security costs            5,207   2,839
Pension costs (Note 5.4)         2,049     377
                              -------   -------

Total staff costs                  73,366    32,469
                              -------   -------


                              1995      1994
                              Number    Number
5.2  Average Weekly Number
      of Employees:
Mining Equipment
  (from 17 January 1995)        2,157     -
Industrial Electronics             1,238     1,174
Toys and Plastics                    410    449
Group                              23      23
                              -----     ------
Total                            3,828  1,646
                              ------ ------

5.3  Directors' Emoluments:
Directors' emoluments including pension contributions were GBP869,828 (1994: GBP702,638) which include performance related bonuses of GBP130,000 (1994:
GBP9,494).

The emoluments of the highest paid director were GBP190,876, comprising salary, performance related bonus and benefits of GBP181,216 and pension contributions of GBP9,660.

The emoluments of the Chairman, who in 1994 was also the highest paid UK Director, were:

                           1995      1994
                               GBP  GBP

Salary and benefits         167,105   140,051
Pension contributions        44,365    42,885
                           --------  -------
                           211,470   182,936
                           --------  -------

The number of Directors (other than those who discharged their duties mainly outside the United Kingdom) who received emoluments (excluding pension contributions) in the following ranges was:

                           1995      1994
                           Number  Number
  GBP0 - GBP5,000               1       -
  GBP10,001 - GBP15,000         -       1
  GBP15,001 - GBP20,000         2       1
  GBP20,001 - GBP25,000         1       1
  GBP70,001 - GBP75,000         -       2
  GBP85,001 - GBP90,000         -       1
  GBP90,001 - GBP95,000         1       -
  GBP95,001 - GBP100,000      1         -
  GBP100,001 - GBP105,000       1       -
  GBP140,001 - GBP145,000       -       1
  GBP165,001 - GBP170,000       1       -
  GBP180,001 - GBP185,000       1       -

Notes on the Accounts

5.4  Pensions
The Group operates a number of pension schemes throughout the world. These schemes are mainly of a defined benefit type with the assets being managed through separate trustee administered funds. The pension costs of the schemes are based upon independent actuarial advice using the accrued benefits funding method.

Triennial actuarial valuations of the UK schemes are made with the most recent having been carried out at 31 March
1993 although an update review was performed as at 31
March 1995. The most significant assumption in arriving at these valuations was that the investment return would exceed the increase in average earnings by 2%. At the date of the review, the market value of the assets of the UK schemes was GBP131.6m with the actuarial value of the assets representing 109% of the liabilities which had accrued to the members. This surplus is being reduced by lower contributions being paid by the employer.

At 30 September 1995, the UK pensions schemes were merged into one scheme.

Actuarial valuations of the overseas pension schemes are carried out at various intervals with the most recent having been carried out between 30 September 1993 and 1
January 1995, at which dates the schemes had net assets of GBP7.1m.

In accordance with SSAP 24, the pension cost for the year has been reduced by GBP842,000 (1994: GBP727,000) as a result of the amortisation of the Group's pension surplus identified at the date of the last valuation and a prepayment of GBP5,495,000 (1994: GBP4,341,000) is included in debtors representing the excess of the amount funded over the accumulated pension cost.

The cost of overseas pensions amounted to GBP408,000
(1994: GBP582,000).

                           1995      1994
                           GBP000  GBP000
6 Taxation
Taxation charged on the
  profit for the year of the
  Company and its subsidiaries:
United Kingdom corporation tax
  at 33% (1994: 33%)               3,802  2,616
Adjustments relating to prior years   (403)   (335)
Double tax relief on
  overseas income                    (53)    (6)
                              ------ ------
United Kingdom corporation tax     3,346  2,275
Overseas taxes                  1,974     261
Deferred taxation                   (938)  (531)
                              ------ ------

                              4,382  2,005
Associated companies              822   1,673
                              ------ ------

Total taxation charged for the year  5,204   3,678
                              ------ ------

Tax relief on bid defence costs has not been provided and the tax charge has, therefore, been increased by GBP1.2m
(1994 : GBPnil).

The close company provisions of the Income and Corporation Taxes Act 1988, as amended, do not apply to the Company as at 30 September 1995.

                                1995      1994
                                GBP000  GBP000
7 Profit Attributable to Members
    of the Company
Dealt with in the accounts
  of the Company                   2,242    878
Retained by subsidiary companies     2,753  2,930
Retained by associated companies     1,026  3,024
                                -----     ------

Profit attributable to Members
   of the Company                    6,021   6,832
                                ------  ------

In accordance with Section 230, Companies Act 1985, the
Company has not presented its own profit and loss account.
   Notes on the Accounts

                                 1995      1994
                                 GBP000    GBP000
8  Dividends
First interim dividend 1.2p
   per share (1994 : 1.20p)        1,880   1,503
Second interim dividend 3.3p
  per share (1994 : nil p)            5,170       -
Proposed final dividend
   nil p per share (1994: 2.55p)          -  3,194
                                 ------ ------
Total dividends                    7,050   4,697
                                 ------ ------

9  Earnings Per Share
The calculation of earnings per share is based on earnings of GBP6.021m and 148.5 million shares being the weighted average number of shares in issue during the year. The adjusted earnings per share for 1995 is based on earnings of GBP9.621m before bid defence costs.
Earnings per share for 1994 has been adjusted for the bonus element of the 1995 rights issue to shareholders in accordance with Statement of Standard Accounting Practice
No 3. There is no material difference, as a result of outstanding options to acquire shares, between the diluted and undiluted earnings per share.

10  Intangible Fixed Assets

Development expenditure:         The Group
                            GBP000
Cost
At 1 October 1994              1,851
Incurred during the year         456
                            ------
At 30 September 1995              2,307
                            ------
Amortisation
At 1 October 1994                370
Amortised in year                461
                            -------
                               831
At 30 September 1995             -------

Net book value:
At 30 September 1995              1,476
                            -------
At 1 October 1994              1,481
                            -------

Development expenditure is the amount incurred by IRD
Mechanalysis in respect of "IQ 2000", a major new range of products, the launch of which commenced in the latter part of 1993. These costs are being amortised over a period of five years from the date on which sales of the products commence.

11  Tangible Fixed Assets

                            Cost or valuation
11.1 Summary                1995       1994
                            GBP000    GBP000
Freehold land and buildings   31,082  12,748
Leasehold land and buildings:
Over 50 years                    688     672
Under 50 years                 2,643   1,981
                            -------    --------
Total land and buildings      34,413  15,401
Plant and equipment           84,670  31,349
                            -------   -------

Group total                   119,083 46,750
                            -------   -------

                               Depreciation
11.1 Summary                1995       1994
                            GBP000    GBP000
Freehold land and buildings   2,584       440
Leasehold land and buildings:
Over 50 years                    32        15
Under 50 years                  824       667
                            -----     -----
Total land and buildings      3,440     1,122
Plant and equipment           65,311  21,487
                            ------ ------
Group total                   68,751  22,609
                            ------ ------

                             Net book value
11.1 Summary                1995      1994
                            GBP000    GBP000
Freehold land and buildings   28,498  12,308
Leasehold land and buildings:
Over 50 years                    656     657
Under 50 years                 1,819   1,314
                            ------ ------
Total land and buildings      30,973  14,279
Plant and equipment           19,359   9,862
                            ------ ------

Group total                   50,332  24,141
                            ------ ------


Subsequent to the year end a conditional agreement was signed for the sale of a property at Ashchurch for a consideration equal to its net book value of GBP4.9m.
Land and buildings also includes other properties with a net book value of approximately GBP7m which are presently available for sale.

The Group total includes plant and equipment having a net book value of GBP173,000 (1994: GBP90,000) carried in the books of the Company after depreciation of GBP305,000
(1994: GBP328,000).
Notes on the Accounts

11  Tangible Fixed Assets continued
11.2  Movements        Land and  Plant and
                    buildings    equipment   Total
                    GBP000    GBP000    GBP000
Cost or valuation:
At 1 October 1994        15,401    31,349  46,750
Translation adjustments     (107)       (114)     (221)
Acquisition of businesses   18,580      53,717  72,297
Additions at cost        517       4,671   5,188
Disposals              (556)       (4,375) (4,931)
Reclassification         578       (578)        -
                    -----------    -----     ------

At 30 September 1995        34,413      84,670  119,083
                    -----------    ------- --------

Depreciation:
At 1 October 1994        1,122     21,487  22,609
Translation adjustments       4          (68)      (64)
Charge for the period    625       5,258    5,883
Eliminated on disposals  (698)        (4,083)   (4,781)
Acquisition of business     2,058     43,046    45,104
Reclassification            329      (329)   -
                       --------    ------- -------
At 30 September 1995        3,440     65,311    68,751
                       --------    ------- -------
Net book value:
At 30 September 1995        30,973      19,359  50,332
                       -------     ------- -------
At 1 October 1994        14,279    9,862   24,141
                       -------     ------- -------

                                   1995      1994
                                 GBP000    GBP000
11.3  Valuation of Land and Buildings
The total of land and buildings shown
above at cost or valuation comprises:
Properties as valued at open market
value on the basis of current
existing use in:

1987                             1,000     1,000
1990                             1,623     1,623
1992                             1,928     1,928
1993                             8,682     8,682
Other properties at cost
  (including subsequent
  additions)                     21,180 2,168
                                 ------ -----
Total of land and buildings        34,413  15,401
                                 ------ ------

Notes on the Accounts

                            1995      1994
                            GBP000    GBP000
If land and buildings had not
been revalued they would have
been included at the following
amounts:

Cost                        32,559    13,596
                            ------ ------

Aggregate depreciation        7,785    4,810
                            ------ ------

11.4 Future Capital Expenditure
Contracted for but not provided    206     707
Authorised by the Directors but
not contracted                  275     3
                            ------ -------
Total                           481      710
                            ------ -------

12   Fixed Asset Investments
12.1 Group Fixed Asset Investments
                              Investments
                       in associated    Other
                       companies   investments Total
                         GBP000       GBP000      GBP000
Share of net assets on date
   of acquisition or cost:
At 1 October 1994             18,598     232      18,830
Additions                   -       256       256
Transfer to investment in
  subsidiaries                (18,296)     -      (18,296)
                       --------- ------ -----

At 30 September 1995              302       488       790
                       --------- ------ -----
Share of post acquisition
reserves:
At 2 October 1994             5,062      -      5,062
Retained profit for the period   1,026     -          1,026
Translation adjustment            456      -       456
Transfer to investment in
  subsidiaries                (4,732)    -      (4,732)
                         --------- ------  ----

At 1 October 1995             1,812      -      1,812
                         --------- -----   -------
Net book value:
At 30 September 1995             2,114      488      2,602
                         --------- ------- ----

At 1 October 1994             23,660     232      23,892
                         --------- ------- ----

A list of the principal associated companies together with the Group's percentage holdings is given on page 25.
The investment in Instem plc included above at a net book value of GBP2,094,000 is listed on the London Stock
Exchange and had a market value at 1 October 1995 of GBP2,630,108 (1994: GBP2,748,126). Dividends received from Instem plc, including the related tax credit, amounted to GBP73,761 (1994: GBP65,331).

Other investments comprise 2,560 ordinary shares in Datastor Systems Limited, being 22.4% of the issued share capital of that company, together with a 33% interest in Equipos Mineros De Monclova S.A DE C.V., a company registered in Mexico which was acquired by Longwall
International during the year. The Directors do not consider the Group to have significant influence over the financial and operating policies of these companies and consequently they have been accounted for as other investments in the consolidated Group balance sheet.

Notes on the Accounts

12 Fixed Asset Investments continued
12.2 Company Fixed Asset Investments

                                   Subsidiary companies
                         Shares at
                         cost         Loans
                         GBP000    GBP000
Cost:
At 1 October 1994             84,415        55,034
Additions                  28,500       26,235
Repayments                  -           (26,864)
Transfer from investment
 in associates              30,211       -

                         ------    -----
At 30 September 1995          143,126        54,405
                         -------   ------
Amounts written off:
At 30 September 1995 and
1 October 1994              5,181       8,407
                         -------   -----
Net book value:
At 30 September 1995          137,945        45,998
                         -------   -----

At 1 October 1994           79,234         46,627
                         -------   -----

A list of the principal United Kingdom and overseas subsidiary companies is given on page 25.

                       Associated       Other
                       companies        investments
                       Shares at        Shares at
                       cost        cost         Total
                    GBP000       GBP000      GBP000
Cost:
At 1 October 1994        31,137        232        170,818
Additions              -         -         54,735
Repayments                -         -        (26,864)
Transfer from investment
  in associates             (30,211)       -         -
                    --------- --------- ---------

At 30 September 1995         926         232         198,689
                    --------- --------- ---------
Amounts written off:
At 30 September 1995 and
1 October 1994            -         -        13,588
                    --------- --------- ---------
Net book value:
At 30 September 1995         926         232         185,101
                    --------- --------- ---------

At 1 October 1994        31,137        232        157,230
                    --------- --------- ---------

A list of the principal United Kingdom and overseas subsidiary companies is given on page 25.

13 Stocks                     The Group
                            1995        1994
                            GBP000         GBP000
Raw materials and
bought out parts          22,694          8,392
Work in progress              18,873        4,712
Finished products held
  for sale                   27,656        6,635
Payments on account           (3,159)      -
                         ----------   --------

Total stocks                66,064         19,739
                         ----------   --------
14 Debtors
Amounts falling due within one year:
Trade debtors                 76,906       24,655
Amounts owed by subsidiary
  companies                      -    -
Amounts owed by associated
  companies                    5        57
Corporation tax recoverable    2,153       -
Other debtors                  2,732       1,432
Prepayments and accrued income    2,519      1,348
                            ------ --------

Total due within one year         84,315        27,492
                            ------ --------

13 Stocks                     The Company
                            1995        1994
                            GBP000         GBP000
Raw materials and bought
  out parts                     -        -
Work in progress                 -         -
Finished products held for sale     -      -
Payments on account            -         -
                         --------- ---------

Total stocks                   -           -
                         --------- ---------

14 Debtors
Amounts falling due within one year:
Trade debtors                  -         -
Amounts owed by subsidiary
  companies                    680          463
Amounts owed by associated
  companies                    5         8
Corporation tax recoverable    -         -
Other debtors                  174          490
Prepayments and accrued
  income                      59        21
                         --------- ----------

Total due within one year         918         982
                         --------- ----------

Notes on the Accounts

14   Debtors (continued)           The Group
                              1995         1994
                              GBP000       GBP000
Amounts falling due after
  more than one year:
Prepaid pension costs (Note 5.4)    5,495       4,341
Trade debtors                     491         -
Deferred taxation (Note 17)       865         -
                            ---------   ----

Total debtors                     91,166        31,833
                            ---------   ----

15   Creditors
Amounts falling due within one year:
Bank loans                       5         -
Bank overdrafts and
  short term loans                46,685        17,179
Payments received on account        227           47
Trade creditors                  49,409         8,557
Amounts owed to subsidiary
  companies                       -        -
Amounts owed to associated
  companies                    914          297
Dividends payable                 5,170         3,194
Corporation tax                   5,718         1,402
Other taxation and social
security                       1,926       1,243
Other creditors                   11,109        6,422
Accruals                          22,213        5,954
Deferred consideration (Note 1)    9,300        -
Bid defence costs (Note 4)         3,600        -
                            ---------   ----

Total creditors due within
  one year                       156,276        44,295
                            ---------   ----

Amounts falling due after
   more than one year:
Bank loans                       3,870        -
Amounts owed to
  subsidiary companies            -        -
                            ---------   -----
                              3,870        -
                            ---------   -----

14   Debtors (continued)           The Company
                              1995         1994
                              GBP000       GBP000
Amounts falling due after
  more than one year:
Prepaid pension costs (Note 5.4)   4,805        4,341
Trade debtors                    -
Deferred taxation (Note 17)         -        -
                              ----      -----

Total debtors                    5,723          5,323
                              ----      -----

15   Creditors
Amounts falling due within one year:
Bank loans                       -         -
Bank overdrafts and
  short term loans             19,071        17,045
Payments received on account        -         -
Trade creditors                  -           42
Amounts owed to subsidiary
  companies                       1,264          674
Amounts owed to associated
  companies                         -         -
Dividends payable                 5,170         3,194
Corporation tax                    81         208
Other taxation and social security  -        31
Other creditors                      1,274        1,714
Accruals                            705          503
Deferred consideration (Note 1)    9,300        -
Bid defence costs (Note 4)         3,600        -
                            ---------   -----

Total creditors due within
   one year                       40,465        23,411
                            ---------   -----

Amounts falling due after
  more than one year:
Bank loans                       -         -
Amounts owed to
  subsidiary companies         29,461        30,242
                            ---------   -----
                              29,461       30,242
                            ---------   -----


Bank loans, which are secured by mortgages, on certain properties fall due for repayment as follows:

                              1995
                         Group        Company
                         GBP'000        GBP'000
By instalments:
In less than one year       5         -
Between one and two years     5       -
Between two and five years    15        -
Over five years             53        -
                       --------- -------
                         78        -
Other than by instalments:
Over 5 years             3,797     -
                       ----------  --------
                         3,875     -
                       ----------  --------

Bank loans incur interest at market variable rates.

                            1994
                            Group       Company
                            GBP'000        GBP'000
By instalments:
In less than one year            -         -
Between one and two years             -         -
Between two and five years            -         -
Over five years                    -       -
                            --------    ---------
                                 -         -
Other than by instalments:
Over 5 years                     -         -
                            --------    ---------
                                 -         -
                            --------    ---------

Bank loans incur interest at market variable rates.

Notes on the Accounts

16   Contingent Liabilities and Commitments
16.1 Contingent Liabilities
The Company has guaranteed the bank borrowings of certain subsidiaries of GBP41,029,000 (1994: GBP16,387,000) and performance bonds totalling GBP24,268,000 (1994:
GBP3,374,000).

16.2  Forward Foreign Exchange Contracts
The Group has uncompleted forward foreign exchange contracts, entered into in the normal course of business, to sell the proceeds of future trade receivables in various currencies equivalent to GBP60m (1994: GBP13.1m).
In addition, forward exchange contracts equivalent to GBP15.6m (1994: GBP8.1m) have been entered into to hedge investments in overseas subsidiaries.

16.3 Operating Leases
Lease rentals payable in the 52 weeks ending 29 September
1996 under non-cancellable operating leases are as follows:

                            Land and    Other
                            buildings      assets
                            GBP000      GBP000
Operating leases which expire:
Within one year                124       225
In two to five years              694      1,029
In five years or more         1,735     47
                         --------- -----

Total lease rentals payable    2,553    1,301
                         --------- -----

17   Provisions for Liabilities
     and Charges         The Group      The Company
                       1995      1994        1995      1994
                       GBP000      GBP000       GBP000      GBP000
Deferred taxation         -      1,677       124        136
Warranty                   8,698       957          -        -
                    ------- -------     ------    ----

Total provisions         8,698     2,634         124       136
                    ------- -------     ------    -----

                                           Deferred
                                           taxation    Warranty
                                           GBP000      GBP000
Movements in the period:
At 1 October 1994                            1,677      957
Translation adjustments                          (15)      (25)
Acquisition of businesses                       (1,454)     8,225
(Released)/charged against
profit on ordinary activities                     (938)     3,160
Utilised in the period                       (228)     (3,619)
Transfer from corporation tax                     93        -
                                      ----------  -------

At 30 September 1995                            (865)     8,698
                                      ----------- -------

                            Land and    Other
                            buildings      assets
                            GBP000      GBP000
Operating leases which expire:
Within one year                124       225
In two to five years              694      1,029
In five years or more         1,735     47
                         --------- -----

Total lease rentals payable    2,553    1,301
                         --------- -----

17   Provisions for Liabilities and Charges
               The Group      The Company
               1995    1994        1995      1994
               GBP000    GBP000       GBP000      GBP000
Deferred taxation    -      1,677       124        136
Warranty            8,698      957           -       -
             --------- ----      ---    ----

Total provisions  8,698     2,634        124       136
             --------- -----       ----    -----

                                 Deferred
                                 taxation    Warranty
                                 GBP000      GBP000
Movements in the period:
At 1 October 1994                  1,677      957
Translation adjustments                (15)      (25)
Acquisition of businesses             (1,454)     8,225
(Released)/charged against
  profit on ordinary activities         (938)     3,160
Utilised in the period             (228)     (3,619)
Transfer from corporation tax           93        -
                              ----------   -----

At 30 September 1995                  (865)     8,698
                              ----------   -----

Notes on the Accounts

17   Provisions for Liabilities and Charges (Continued)

                                 GBP000      GBP000
The provision for deferred
  taxation comprises:
Accelerated capital allowances        2,430     1,406
Deferred liability in respect
   of net short term timing
   differences                   (3,295)     1,073
Advance Corporation Tax Recoverable      -      (802)
                                 -----     -----

Total provision for deferred taxation (865)     1,677
                                 -----     -----

The total amount of taxation, calculated on the liability method, deferred by all timing differences (including those arising on revaluation of properties), is an asset of approximately GBP200,000 (1994: liability of GBP2,800,000) of which a liability of GBP3,400,000 (1994:
GBP2,300,000) is due to accelerated capital allowances.

18   Ordinary Share Capital      1995      1994
                              GBP000  GBP000
Authorised:
200,000,000 ordinary shares of
  10p each (1994: 160,000,000)     20,000    16,000
                            -------   ------
Allotted and fully paid:
156,681,805 ordinary shares
  of 10p each
  (1994: 125,268,756)              15,668    12,527
                              ------  -----

During the year the allotted share capital was increased by 31.3m shares as a result of the rights issue in connection with the acquisition of the 41.1% of Longwall
International Limited not already owned by the Group.
The consideration received for the issue of these shares was GBP19.4m before expenses of GBP0.64m. In addition, the issued share capital increased by 95,860 ordinary shares of which cash allotments comprised 267 ordinary shares issued to option holders under the 1991 SAYE Share
Option Scheme and 95,593 ordinary shares were issued in lieu of payment of dividends. The consideration received for the issue of these shares was GBP71,000. Although the Company was authorised to make market purchases of its ordinary shares, no such purchases have been made.
Contingent rights to the allotment of shares:
Options made available to employees through the 1991 SAYE
Employee Share Option Scheme and The Dobson Park
Executive Share Option Scheme outstanding at 1 October
1995 were as follows:

1991 SAYE Employee
  Share Option Scheme    Year         Number of      Price
Last date on which
  option exercisable     granted        shares       per share
1 October 1996           1991         26,153    68.21p
1 September 1997         1992         31,653    53.31p
1 September 1999         1994         125,194      65.58p

The Dobson Park Executive
  Share Option Scheme    Date         Number of      Price
Last date on
  which option exercisable  granted        shares      per share

22 September 1997      23 September 1987   292,040     120.26p
10 December 1997       11 December 1987 20,860    120.26p
5 July 1999            6 July 1989      41,720    120.26p

Notes on the Accounts

19   Directors' Interests

Directors' shareholdings in accordance with the register kept by the Company for the purposes of the Companies Act and share options under the Executive Share Option Scheme at 30 September 1995 and 2 October 1994 were both as follows:-

                            Ordinary shareholding
                   1995           1994
A  Kaye             35,518       24,665
A C Buckmaster (appointed
   17 January 1995)    25,000        -  *
P L  Crook             5,477       4,197
M E  Fortnam        1,655        1,268
A C  Taylor            461         355
D  Bucks                -         -
T M Curtis (appointed
  9 November 1994)     8,000         -  *
Dr  A K  Watkins       7,249       5,555
* at date of appointment.

                                 Options under the
                                   Executive Share Option Scheme
                          1995         1994
A  Kaye                  125,160      120,000
A C Buckmaster (appointed
  17 January 1995)           -         -   *
P L  Crook                  83,440      80,000
M E  Fortnam             41,720       40,000
A C  Taylor                 20,860      20,000
D  Bucks                        -         -
T M Curtis (appointed
  9 November 1994)           -         -   *
Dr  A K  Watkins             -         -

* at date of appointment.

No Director had a non-beneficial interest in any ordinary shares of the Company apart from Mr A C Taylor who had a non-beneficial interest in 24,182 ordinary shares (1994:
24,182).
Mr M E Fortnam had an option under the 1991 SAYE Employee
Share Option Scheme over 7,034 ordinary shares at an option price of 53.3p exercisable not later than 1
September 1997 (1994: 6,744 at 55.6p before adjustment for rights issue).
Following the rights issue announced on 15 December 1994, the subscription price of all the options under the Executive Share Option Scheme was reduced from 125.40p to
120.26p per share and the number of options was increased by 4.3%; all options are exercisable no later than 5
July, 1999. No options were granted to directors or were exercised or lapsed during the year.

Mr A C Buckmaster was a shareholder in Longwall
International before the 41.1% of share capital not already owned by Dobson Park Industries plc was acquired on 17 January 1995. Mr Buckmaster received his initial entitlement of GBP1.65m under the terms of the performance related offer to acquire the shares in Longwall and is entitled to receive a further payment of GBP1.1m under the terms of this offer.

With the exception of Mr Buckmaster, referred to above, and contracts of service as executives, no Director of the Company has had during the year any material interest in any contract that was significant in relation to the Company's business.

20   Share Premium Account and Reserves

                         Share
                         premium   Capital   Revaluation
                         account   reserve   reserve
                         GBP000    GBP000    GBP000
Group:
At 1 October 1994            12,240     7,940     5,828
Translation adjustments on
  foreign currency net
  investments                 -     -      -
Premium on issue of
  shares                    15,705       -      -
Goodwill written off
on acquisition of
Longwall International
  (Note 1)                  -     (7,940)     -
Goodwill written off on other
   acquisition (Note 22.5)     -         -      -
Transfer from profit and
  loss account              -       -      -
                       --------- -----  ---------
At 30 September 1995           27,945        -       5,828
                       --------- -----  ---------
Company:
At 1 October 1994                12,240      49,380     -
Premium on issue of shares              15,705     -      -
Transfer from profit and
  loss account               -      -      -
                       ----------  -----   ---------

At 30 September 1995        27,945    49,380    -
                       ----------  -----   ---------

20   Share Premium Account and Reserves

                                 Retained
                                 profits
                                 GBP000
Group:
At 1 October 1994                  26,216
Translation adjustments on
  foreign currency net investments      37
Premium on issue of shares            -
Goodwill written off on acquisition of
Longwall International (Note 1)       (5,960)
Goodwill written off on other
  acquisition (Note 22.5)             (781)
Transfer from profit and loss
  account                        (1,029)
                              ----------

At 30 September 1995                  18,483
                              ----------
Company:
At 1 October 1994                  42,016
Premium on issue of shares            -
Transfer from profit and loss
  account                        (290)
                              -----------

At 30 September 1995                  41,726
                              -----------


The Group reserves are stated after deducting goodwill of GBP70.9m (1994: GBP56.2m) arising on acquisitions of which GBP14.7m has been written off in the year.
Translation adjustments on foreign currency net investments are reported net of a related hedging loss of GBP0.5m. (1994: gain of GBP1m)
Notes on the Accounts

21   Reconciliation of Movement in Shareholders' Funds

                            1995        1994
                            GBP000      GBP000
Profit on ordinary activities
  after taxation               6,021    6,832
Dividends                   (7,050)     (4,697)
                            -------     -----
                             (1,029)    2,135
Translation adjustments
  on foreign currency net
  investments                     37    (584)
Goodwill written off             (14,681)    (1,948)
New share capital subscribed        18,846      125
                            --------- ------
Net increase/(reduction)
  in shareholders' funds         3,173     (272)
Opening shareholders' funds      64,751    65,023
                            --------- ------

Closing shareholders' funds    67,924      64,751
                            --------- -------

22   Notes to the Consolidated Cash Flow Statement
22.1 Reconciliation of Operating Profit to Net Cash
Inflow
 from Operating Activities
                              1995         1994
                              GBP000    GBP000

Operating profit                 11,203      5,777
Depreciation and amortisation       6,344    3,755
(Increase)/decrease in stocks         (8,490)   381
Increase in debtors              (5,799)     (484)
Increase/(decrease) in
  creditors and provisions          7,191    (46)
Provision for bid defence costs    3,600     -
                              -------   ------

Net cash inflow from
  operating activities            14,049     9,383
                              -------   ------

22.2 Analysis of Changes in Bank Borrowings, Balances of

Cash and Cash Equivalents during the year
                                 1995      1994
                                 GBP000      GBP000
Net bank borrowings at
  1 October 1994                   (6,585)   (8,357)
Net cash (outflow)/inflow
  before adjustments for the
  effect of foreign exchange
  rate changes                   (15,167)    1,103
                              --------- ------
                              (21,752)     (7,254)
Effect of foreign exchange
   rate changes                    195      669
                              --------- ------
Net bank borrowings at
  30 September 1995              (21,557)    (6,585)

                              --------- ------
22.3 Analysis of Changes in Financing during the year

                              1995         1995
                            Share capital
                                   (including premium) Loans
                              GBP000       GBP000
Balance at 1 October 1994              24,767      -
Loans assumed on acquisition
   of Longwall International          -       3,932
Cash inflow/(outflow)
  from financing                    18,775        (5)
Shares issued in lieu of
  dividends (Note 18)                71       -
Effect of foreign exchange
   rate changes                     -       (52)
                              --------- -----
Balance at 30 September 1995           43,613     3,875
                              --------- -----

                                 1994      1994
                                   Share capital
                                   (including premium)    Loans
                                 GBP000      GBP000
Balance at 1 October 1994             24,642       -
Loans assumed on acquisition
  of Longwall International         -      -
Cash inflow/(outflow) from financing  5       -
Shares issued in lieu of dividends
  (Note 18)                         120       -
Effect of foreign exchange rate
  changes                        -       -
                                 -----     -----
Balance at 30 September 1995           24,767      -
                                 -----     ------

Notes on the Accounts

22.4 Analysis of Bank Borrowings, Balances of Cash and
Cash Equivalents as shown in the Balance Sheet

                                        Change
                         1995      1994      in year
                         GBP000    GBP000    GBP000
Bank overdrafts and
  short-term loans          (46,685)    (17,179)     (29,506)
Short-term deposits          14,759     7,049     7,710
Cash at bank and in hand     10,369     3,545      6,824
                       --------- -----  ---------
Total net bank
  borrowings (Note 22.2)    (21,557)    (6,585)    (14,972)
                       ----------  -----   ---------
Loans (Note 22.3)           (3,875)      -      (3,875)
                       ----------  -----   ---------
                         (25,432)     (6,585)     (18,847)
                       ----------  -----   ---------

22.5 Purchase of other business

On 19 October 1994, the Group acquired the whole of the share capital of Condition Monitoring Limited. The following table sets out the effect of this acquisition on the Group balance sheet.

Net assets acquired      GBP000
Tangible fixed assets     116
Stocks                  276
Debtors                1,068
Creditors              (747)
Bank overdraft           (425)
                      -------
                        288
Goodwill                  781
                       ----
                       1,069
                       ----
Satisfied by :
Cash                   1,069

                    ---------
Analysis of net cash
  outflow of cash and
  cash equivalents
in respect of the purchase
   of the other business
                       GBP000
Cash consideration       1,069
Overdrafts acquired       425
                    ---------
                       1,494
                    ---------

Since its acquisition IRD Condition Monitoring generated turnover of GBP1.4m and incurred an operating loss of GBP0.1m and generated GBP0.2m of the Group's net operating cash inflow from operating activities. In the 18 months ended 30 June 1994, Condition Monitoring
Limited has achieved a turnover of GBP2.4m and recorded a break even position.


23 Differences Between Dobson Park Group Accounting
Policies and Generally Accepted Accounting Principles in the United States

Accounting principles generally accepted in the United
Kingdom, and specifically those accounting policies used
in the preparation of these accounts, vary in certain
respects from accounting principles generally accepted in
the United States.   Such differences relate principally
to the accounting for goodwill, deferred income taxes, revalued properties, pension costs, and capitalised research and development expenditures.

PRINCIPAL SUBSIDIARY AND ASSOCIATED COMPANIES

                              Country of
Company name                  incorporation       Notes
Subsidiary Companies
Aqua Hydraulics Limited            England       6
Britains Petite Limited            England      1 & 8
Byron Mediplastics Limited         England      1 & 8
Dobson Park Properties Limited     England      1 & 9
Fletcher Sutcliffe Wild Limited    England       6
Herbert Cotterill Limited          England       6
IRD Condition Monitoring Limited   England       7
IRD Mechanalysis (UK) Limited      England      1 & 7
Longwall International Limited     England      1 & 6
Longwall International Holdings
   Limited                       England       6
Trading as:
  Longwall Roof Supports Limited
  Longwall AFC Limited
  Longwall Roof Supports Repairs Limited
  Meco Roadheader Limited
PressTech Controls Limited         England      1 & 7
Richard Simon & Sons Limited       England      1 & 7
Australian Longwall Pty Limited    Australia        6
Meco McCallum Pty Limited          Australia        6
IRD Mechanalysis Limited         Canada        7
IRD Mechanalysis SA              France        7
Revere Transducers Europe BV       Netherlands        7
Meco Polska Spolka Z.0.0.          Poland        6
Gullick Mining SA (Pty) Limited    South Africa       6
South African Longwall
 (Pty) Limited                   South Africa         6
American Longwall Face
  Conveyors Inc                    USA         6
American Longwall Rebuild Inc      USA         6
American Longwall Roof Supports Inc     USA         6
Britains Petite Inc                USA         8
Elgar Electronics Corporation      USA         7
IRD Mechanalysis Inc               USA         7
Revere Transducers Inc             USA         7

Associated Companies

Instem plc                       England        3 & 7

Notes

1 With the exception of these subsidiary companies, the Company's share of the issued share capital is held through intermediate holding companies.

2 Apart from Longwall International Limited, the issued share capitals of the subsidiary companies consist of ordinary shares, with full voting rights, which are wholly owned by the Group. The issued share capital of Longwall International Limited comprises both ordinary and preference shares.

3 The issued share capitals and the percentage shareholdings of the associated companies are as follows:

   Associated                                Percentage
   company        Issued share capital            shareholding
   Instem plc     4,495,910 ordinary shares
               of 10p each                 37.1

The audit of the accounts of these associated companies was undertaken by firms other than the Company's auditors.

4 In addition to the above there are a number of small overseas trading subsidiaries, intermediate holding companies in both the United Kingdom and overseas which do not trade and dormant subsidiaries which are not material in relation to the Group's operations. A full list of subsidiaries is given in the Company's Annual
Return.

5  Each company trades in its country of incorporation.

Nature of Business

6  Mining Equipment
7  Industrial Electronics
8  Toys and Plastics
9  Other

          REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Dobson Park
Industries plc



We have audited the accompanying consolidated balance sheets of Dobson Park Industries plc and its subsidiaries as of September 30, 1995 and October 1, 1994 and the related consolidated profit and loss account and cash flow statement for the years then ended, all expressed in Pounds Sterling. As explained on page 4, these financial statements are the responsibility of the Company's Directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which do not differ significantly from auditing standards generally accepted in the United States of America.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Dobson Park Industries plc and its subsidiaries at September 30, 1995 and October 1,
1994, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United
Kingdom.




Price Waterhouse
Manchester, England
December 6, 1995

                         Exhibit 23 (c)



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Harnischfeger Industries, Inc. of our report on the consolidated financial statements of Dobson Park Industries plc dated December
6, 1995 which appears in this Current Report on Form 8-K.


 1.  Registration Statement on Form S-8 (Registration
     No. 33-42833)
 2.  Registration Statement on Form S-8 (Registration
     No. 33-23985)
 3.  Registration Statement on Form S-8 (Registration
     No. 33-18393)
 4.  Registration Statement on Form S-3 (Registration
     No. 33-51436)
 5.  Registration Statement on Form S-8 (Registration
     No. 33-46738)
 6.  Registration Statement on Form S-8 (Registration
     No. 33-46739)
 7.  Registration Statement on Form S-8 (Registration
     No. 33-46740)
 8.  Registration Statement on Form S-8 (Registration
     No. 33-57209)
 9.  Registration Statement on Form S-3 (Registration
     No. 33-57979)
10.  Registration Statement on Form S-8 (Registration
     No. 33-58087)




PRICE WATERHOUSE

Manchester, England
December 8, 1995

Signatures

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     HARNISCHFEGER INDUSTRIES, INC.

December 11, 1995    By /s/James C. Benjamin
                     -----------------------
                     Vice President, Controller
                     and Chief Accounting Officer